UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 9, 2017
Date of Report (Date of earliest event reported)

SINCLAIR BROADCAST GROUP, INC.
(Exact name of registrant)

Maryland	000-26076	52-1494660
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road
Hunt Valley, MD  21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 9, 2017, Sinclair Broadcast Group, Inc., a Maryland corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities LLC, J.P. Morgan Securities LLC, and RBC Capital Markets LLC as representatives of the several underwriters (collectively, the “Underwriters”), relating to the issuance and sale of 12,000,000 shares of the Company’s Class A common stock, par value $0.01 per share (“Common Stock”). The price to the public in this offering was $42.00 per share of Common Stock. The net proceeds to the Company from this offering were approximately $487.9 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, and are intended to be used to fund future potential acquisitions and for general corporate purposes. The Underwriters also have a 30-day option to purchase up to an additional 1,800,000 shares from the Company.
The offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration Statement No. 333-209475), previously filed with the Securities and Exchange Commission (the “SEC”), and prospectus contained therein. The closing of the offering occurred on March 15, 2017.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.
The Underwriting Agreement is filed as Exhibit 1.1 to this report. A copy of the opinion of Pillsbury Winthrop Shaw Pittman LLP relating to the legality of the Common Stock to be issued in the offering is attached as Exhibit 5.1 to this report.
The Company issued press releases on March 8, 2017 and March 9, 2017 announcing the commencement of the offering and the pricing of the offering, respectively, which press releases are attached as Exhibits 99.1 and 99.2, respectively, to this report.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

1.1	Underwriting Agreement, dated March 9, 2017, by and among the Company and Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as the representatives of the several underwriters named therein.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the legality of the securities being issued by the Company.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP to the filing of Exhibit 5.1 herewith (included in its opinion filed as Exhibit 5.1).

99.1	Press release dated March 8, 2017.

99.2	Press release dated March 9, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By: /s/ David R. Bochenek

Name:    David R. Bochenek
Title:    Senior Vice President / Chief Accounting Officer

Dated: March 15, 2017